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                                                                       EXHIBIT 5

                                  [Letterhead]

                                October 12, 2000

STAAR Surgical Company
1911 Walker Avenue
Monrovia, California 91016

       Re: Registration Statement on Form S-3

Gentlemen:

    We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about October 12, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 1,500,000 shares of your common stock (the "Shares"). As your legal counsel, we have examined the proceedings taken by you in connection with the issuance and sale of the Shares.

    It is our opinion that the Shares have been legally issued and are fully paid and non-assessable.

    We consent to the use of this opinion as an exihibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

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                                                      Very truly yours,
                                                      POLLET & RICHARDSON
                                                      A LAW CORPORATION

                                                      BY: /S/ ERICK E. RICHARDSON
                                                      ----------------------------------------------
                                                      Erick E. Richardson
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